Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

May 29, 2020

Diffusion Pharmaceuticals Inc.

1317 Carlton Avenue, Suite 200

Charlottesville, VA 22902

Re:     Diffusion Pharmaceuticals Inc.

Dear Ladies and Gentlemen:

We have acted as special counsel to Diffusion Pharmaceuticals Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on or about the date hereof, with respect to the resale from time to time by the selling stockholders set forth in the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 5,821,429 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable upon the exercise of the Investor Warrants (as defined in the Registration Statement), the Placement Agent Exercise Warrants (as defined in the Registration Statement) and the Placement Agent Offering Warrants (as defined in the Registration Statement) (collectively, the “Warrants”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Act, and we express no opinion herein as to any matter other than as to the legality of the Common Stock.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such agreements, corporate records and other instruments and such documents, certificates and receipts of public officials, certificates of officers and other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth below, including the following documents:

(i)	the Registration Statement;

(ii)	the Prospectus;

(iii)

the Company’s Certificate of Incorporation, as originally filed with the Secretary of State of the State of Delaware on June 17, 2015, as amended from time to time through the date hereof (as amended, the “Certificate of Incorporation”);

(iv)	the Company's Amended and Restated Bylaws effective as of January 8, 2016 (the “Bylaws”);

(v)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware, dated May 19, 2020; and

(vi)

the resolutions of the board of directors of the Company (the “Board of Directors”), relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement and the issuance of the Warrants, certified as of the date hereof by an officer of the Company.

As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of, and accountants for, the Company and we have assumed in this regard the truthfulness of such certifications and statements. We have not independently established the facts so relied on.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

On the basis of the foregoing and such examination of law as we have deemed necessary, and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that the Warrant Shares, when issued upon exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

The opinion set forth in this letter relates only to the Federal laws of the United States of America, the laws of the State of New York, and, to the extent relevant, the General Corporation Law of the State of Delaware (the “DGCL”). We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Warrant Shares.

The opinion expressed herein is based upon the law as in effect and the documentation and facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Dechert LLP Dechert LLP